Exhibit 99.1

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”) is entered into and effective as of December 23, 2015 (the “Effective Date”), by and among SUNCOKE ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), SUNCOKE ENERGY PARTNERS GP LLC, a Delaware limited liability company and the general partner of the Partnership, and SUNCOKE ENERGY, INC., a Delaware corporation (the “Sponsor”). The above-named entities are sometimes referred to in this Agreement individually as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties have entered into that certain Omnibus Agreement, dated as of January 24, 2013, as amended by that certain Amendment No. 1 to Omnibus Agreement, dated as of March 17, 2014, and as further amended by that certain Amendment No. 2 to Omnibus Agreement, dated January 13, 2015 (as so amended, the “Omnibus Agreement”);

WHEREAS, the Parties have also entered into the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 24, 2013, as amended by that certain Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership, dated as of the date hereof (as so amended, the “Partnership Agreement”);

WHEREAS, pursuant to Section 7.2 of the Omnibus Agreement, the Partnership is required to reimburse the “Sponsor Entities” (as defined in the Omnibus Agreement) for (i) all direct costs and expenses incurred and payments made by the Sponsor Entities on behalf of the “Partnership Entities” (as defined in the Omnibus Agreement) and (ii) costs and expenses incurred by the Sponsor Entities that are allocated to the Partnership Entities in accordance with Schedule 7.2 to the Omnibus Agreement (collectively, the “Reimbursable Expenses”);

WHEREAS, the Sponsor is the holder of all of the Incentive Distribution Rights (as defined in the Partnership Agreement) of the Partnership;

WHEREAS, pursuant to Section 6.4 of the Partnership Agreement, the Sponsor is entitled to receive the “Incentive Distributions” (as defined in the Partnership Agreement) from the Partnership; and

WHEREAS, the Sponsor intends to make certain quarterly capital contributions to the Partnership as more specifically described herein.

AGREEMENT

NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Capital Contributions. Within five days of the Sponsor’s receipt of the Reimbursable Expenses with respect to each of the five fiscal quarters ending December 31, 2016,

the Sponsor, in its sole discretion, will determine the amount of such Reimbursable Expenses, if any, it will contribute to the Partnership (the “Quarterly Expense Contribution Amount”) and will contribute cash to the Partnership as a capital contribution in an amount equal to the Quarterly Expense Contribution Amount. No later than the sixteenth day after the end of each of the five fiscal quarters ending December 31, 2016, the Sponsor will provide notice to the Partnership of the amount of Incentive Distributions, if any, with respect to such quarter that the Sponsor has determined, in its sole discretion, to contribute as a capital contribution to the Partnership (the “Quarterly IDR Contribution Amount”). Within five days of the Sponsor’s receipt of the Incentive Distributions with respect to each of the five fiscal quarters ending December 31, 2016, the Sponsor will contribute cash to the Partnership as a capital contribution in an amount equal to the Quarterly IDR Contribution Amount.

Section 2. Tax Allocation. The Parties hereby agree that (i) to the extent the Sponsor, pursuant to the terms of this Agreement, returns to the Partnership any Reimbursable Expenses, any such Reimbursable Expenses shall be treated for U.S. federal income tax purposes as set forth in Sections 5.12 and 6.1(d)(xiv) of the Partnership Agreement with corresponding treatment at any lower-tier Partnership Entity and (ii) to the extent the Sponsor, pursuant to the terms of this Agreement, returns to the Partnership any Incentive Distributions, such distributions and their return shall be treated for U.S. federal income tax purposes and for purposes of the Partnership Agreement as set forth in Section 6.10 of the Partnership Agreement.

Section 3. Amendments; Governing Law; Jurisdiction. This Agreement may be amended, modified or supplemented only pursuant to a written instrument signed by all the Parties. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 4. Further Assurances. Each Party hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated herein.

Section 5. No Third Party Beneficiaries or Other Rights. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any person other than the Parties, including any creditor of any Party or any of their affiliates. No Person other than the Parties shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any liability (or otherwise) against any other Party hereto.

Section 6. Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Effective Date.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC, its general partner

	By:	/s/ Fay West
		Name:	Fay West
		Title:	Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY PARTNERS GP LLC

	By:	/s/ Fay West
		Name:	Fay West
		Title:	Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY, INC.

	By:	/s/ Fay West
		Name:	Fay West
		Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Sponsor Support Agreement]